UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2004

PINNACLE DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-16103	31-1263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 PORT ROAD, GROVEPORT, OHIO	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 748 – 1150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On August 26, 2004, C. Robert Hahn resigned from the Company’s Board of Directors. Mr. Hahn remains a Vice President of the Company.

Also on August 26, 2004, in connection with the promotion described in Section 5.02(c) below, John D. Bair stepped down as President of the Company. Mr. Bair remains Chief Executive Officer and Chairman of the Board of Directors.

(c)	On August 26, 2004, the Company promoted Christopher L. Winslow to President and the newly created position of Chief Operating Officer. Mr. Winslow has served as Vice President since joining the Company in September 2000. Prior to joining PDSi, Mr. Winslow was executive vice president of Metatec International, a software manufacturing and logistics company.

There are no familial relationships between Mr. Winslow and any other director or executive officer of the Company. During the past two years, there have been no transactions between Mr. Winslow or any member of his immediate family and the Company.

The Company previously entered into an employment agreement with Christopher L. Winslow, its Vice President—Sales, Marketing and Supply Chain Management. The initial term of the agreement expired on August 31, 2002 (which unless otherwise terminated automatically renews for successive one-year periods). The agreement provides for an annual salary of $160,000 plus, as a bonus, a percentage of pre-tax net income or other amount to be determined by the Board of Directors or Compensation Committee annually. The agreement also provides for the payment of professional development benefits, membership in a reasonable number of trade associations and for those benefits generally available to other employees. If the Company terminates Mr. Winslow’s employment without cause, he is entitled to a severance payment equal to one year’s base salary. If Mr. Winslow terminates his employment within six (6) months of a change in control, he is entitled to receive his salary and benefits to the date of termination, any bonus for the fiscal year in which he terminates his employment prorated for the portion of the year during which he was employed, and a lump sum payment from the Company equal to one year’s base salary.

(d)	On August 26, 2004, the Company appointed Mr. Winslow to the Company’s Board of Directors, filling the seat previously held by Mr. Hahn.

On August 26, 2004, the Company also appointed Mr. Carl J. Aschinger, Jr. to the Company’s Board of Directors. The Board of Directors also determined that Mr. Aschinger is an “audit committee financial expert” as defined by the Securities and Exchange Commission and Mr. Aschinger was appointed to serve on the Board’s Audit Committee, which elected him as its chair.

During the past two years, there have been no transactions between Mr. Aschinger or any member of his immediate family and the Company.

ITEM 9.01.	Exhibits.

On August 30, 2004, the Company issued a press release regarding changes in its officers and directors. The press release is attached hereto as Exhibit 99.1.

On August 30, 2004, the Company issued a press release regarding the appointment of a new director. The press release is attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.

Date: August 31, 2004	By	/s/ Michael R. Sayre
Michael R. Sayre
Executive Vice President and Chief Financial Officer